Exhibit 99.1

Q2 Holdings Inc. Announces First Quarter 2014 Financial Results
Total Revenues of $16.8 Million, up 31% Year-Over-Year; Completed Initial Public Offering, Raising Gross Proceeds of $96.4 Million Including Over-Allotment

AUSTIN, TX (May 8, 2014) — Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of secure virtual banking solutions to regional and community financial institutions, today announced results for its first quarter ended March 31, 2014.

First Quarter 2014 Results

•	Revenue for the first quarter of $16.8 million, up 31 percent year-over-year.

•
Non-GAAP gross margin of 40.1 percent, up 230 basis points from the prior quarter, excluding stock-based compensation and a $1.1 million one-time charge taken in the prior quarter for past license use. GAAP gross margin for the period was 39.3 percent.

•	Adjusted EBITDA of negative $3.4 million, an improvement of $1.5 million from the prior quarter.

“The IPO was a significant milestone for Q2 and we are pleased with our strong first quarter results, highlighted by 31 percent year-over-year revenue growth,” said Matt Flake, president and CEO of Q2 Holdings, Inc. “We continue to see momentum in the market as the business of banking is rapidly expanding from an in-person, in-branch model to a digital and self-service model. Q2’s single platform solution enables banks and credit unions across the country to deliver advanced virtual banking services anytime, anywhere, on any device – helping our customers compete and grow. We are excited about the opportunity ahead of us and we remain committed to delighting customers, delivering innovative products and capitalizing on the transformation occurring in financial services.”

First Quarter 2014 Highlights

•	Continued bookings momentum, including a Top 100 bank and Top 100 credit union.[1]

•	Exited the first quarter with approximately 3.5 million registered users on the Q2 platform, representing 33 percent year-over-year growth and 11 percent quarter-over-quarter growth.

•	Completed migration from Tier 3 Las Vegas data center to new Tier 4 Dallas data center as well as upgraded Austin data center to Tier 4.

Financial Outlook

Q2 Holdings is providing guidance for its second quarter 2014 as follows:

•	Total revenues of $17.9 million to $18.2 million.

•	Adjusted EBITDA of negative $4.0 million to negative $3.7 million.

Q2 Holdings is providing guidance for the full-year 2014 as follows:

•	Total revenues of $74 million to $75 million, which would represent year-over-year growth of 30 percent to 32 percent.

•	Adjusted EBITDA of negative $14.5 million to negative $13.6 million.

Conference Call Details

Date: May 8, 2014
Time: 5:00 p.m. EDT
Hosts: Matt Flake, CEO / Jennifer Harris, CFO
Dial in: US toll free: 1-877-201-0168
Conference ID: 24947335

Please join the conference call at least 10 minutes before start time to ensure the line is connected. A live webcast of the conference call will be accessible from the investor relations section of the Q2 Holdings, Inc. website at http://investors.q2ebanking.com/.

A replay of the webcast will also be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2 is a leading provider of secure, cloud-based virtual banking solutions headquartered in Austin, Texas. Q2 enables regional and community financial institutions, or RCFIs, to deliver a robust suite of integrated virtual banking services and engage more effectively with their retail and commercial account holders who expect to bank anytime, anywhere and on any device. Q2 solutions are often the most frequent point of interaction between its RCFI customers and their account holders. As such, Q2 purpose-built its solutions to deliver a compelling, consistent user experience across digital channels and drive the success of its customers by extending their local brands, enabling improved account holder retention and creating incremental sales opportunities. To learn more about Q2 visit q2ebanking.com.
Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP gross margin are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, loss from discontinued operations and unoccupied lease charges. In the case of non-GAAP gross margin, we adjust gross margin for stock-based compensation. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net loss and GAAP gross margin, or other financial measures prepared in accordance with GAAP. Reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the tabular form on the attached unaudited condensed consolidated financial statements.

Our management uses adjusted EBITDA and non-GAAP gross margin as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning our financial performance.

Forward-looking Statements
This press release contains forward-looking statements, including statements about: Q2’s ability to help Q2’s customers grow beyond their existing account holder base and technology offerings; momentum in the market for our solutions; transformation in the banking industry; the ability of Q2’s solutions to help RCFIs compete and grow; Q2’s opportunities and ability to delight customers, deliver innovative products and capitalize on the transformation occurring in financial services; and, Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that Q2 will face increased competition as part of entering new markets, (b) the risk that the market for Q2’s solutions does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering Q2’s solutions, (d) errors, interruptions or delays in Q2’s service or Web hosting, (e) breaches of Q2’s security measures, (f) technological and regulatory developments, (g) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (h) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality desired by customers, (i) the difficulties we may encounter with complex implementations of our solutions and the resulting impact on the timing of our revenue from any delayed implementations, (j) the risk that Q2 will not be able to maintain historical contract terms, (k) Q2’s ability to hire, retain and motivate employees and manage its growth, (l) the risk that modification or negotiation of contractual arrangements will be necessary during Q2’s implementations of its solutions, and (m) litigation related to intellectual property and other matters and any related claims, negotiations and settlements
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Information section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
1 Top 100 based on asset size as reported by United States Federal Reserve and Credit Union National Association.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,673	$18,675
Restricted cash	116	116
Accounts receivable, net	5,735	9,063
Prepaid expenses and other current assets	1,775	1,079
Deferred solution and other costs, current portion	3,277	3,124
Deferred implementation costs, current portion	1,767	1,814
Total current assets	99,343	33,871
Property and equipment, net	14,295	14,831
Deferred solution and other costs, net of current portion	6,358	5,358
Deferred implementation costs, net of current portion	4,791	4,560
Other long-term assets	751	2,488
Total assets	$125,538	$61,108

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$10,356	$15,749
Deferred revenues, current portion	13,226	12,728
Capital lease obligations, current portion	636	714
Total current liabilities	24,218	29,191
Deferred revenue, net of current portion	15,236	14,773
Capital lease obligations, net of current portion	443	575
Long-term debt, net of current portion	6,323	6,288
Deferred rent, net of current portion	4,668	4,444
Other long-term liabilities	69	101
Total liabilities	50,957	55,372
Redeemable convertible preferred stock and redeemable common stock	—	42,052
Stockholders' equity (deficit):
Junior convertible preferred stock	—	1,740
Common stock	3	1
Additional paid-in capital	124,876	6,675
Accumulated deficit	(50,298)	(44,732)
Total stockholders' equity (deficit)	74,581	(36,316)
Total liabilities and stockholders' equity (deficit)	$125,538	$61,108

Q2 Holdings, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)

Revenues	$16,834	$12,834
Cost of revenues (1)	10,212	7,807
Gross profit	6,622	5,027

Operating expenses:
Sales and marketing (1)	5,509	3,060
Research and development (1)	2,736	1,866
General and administrative (1)	3,718	2,335
Total operating expenses	11,963	7,261
Loss from operations	(5,341)	(2,234)
Other income (expense), net	(207)	(51)
Loss before income taxes	(5,548)	(2,285)
Provision for income taxes	(18)	(5)
Loss from continuing operations	(5,566)	(2,290)
Loss from discontinued operations, net of tax	—	(199)
Net Loss	$(5,566)	$(2,489)
Net loss per common share:
Loss from continuing operations per common share, basic and diluted	$(0.39)	$(0.20)
Loss from discontinued operations per common share, basic and diluted	$—	$(0.02)
Net loss per common share, basic and diluted	$(0.39)	$(0.22)
Weighted average common shares outstanding, basic and diluted	14,107	11,429

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended March 31,
	2014	2013
Cost of revenues	$126	$61
Sales and marketing	167	39
Research and development	107	59
General and administrative	518	175
Total stock-based compensation expenses	$918	$334

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(5,566)	$(2,489)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization of deferred implementation, solution and other costs	967	615
Depreciation and amortization	999	638
Amortization of debt discount	24	—
Stock-based compensation expenses	918	334
Loss from discontinued operations	—	199
Other non-cash charges	15	56
Changes in operating assets and liabilities	(1,855)	(750)
Net cash used in continuing operations	(4,498)	(1,397)
Net cash used in discontinued operating activities	—	(236)
Net cash used in operating activities	(4,498)	(1,633)
Cash flows from investing activities:
Purchases of property and equipment	(1,830)	(2,541)
Acquisitions and purchase of intangible assets	—	(125)
Cash included in distribution of spin-off	—	(46)
Cash used in investing activities	(1,830)	(2,712)
Cash flows from financing activities:
Proceeds from issuance of preferred stock	—	18,995
Payments on line of credit and capital leases, net	(223)	(143)
Proceeds from issuance of common stock	74,549	95
Net cash provided by financing activities	74,326	18,947
Net increase in cash and cash equivalents	67,998	14,602
Cash and cash equivalents, beginning of period	18,675	9,111
Cash and cash equivalents, end of period	$86,673	$23,713

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)
GAAP gross profit	$6,622	$5,027
Stock-based compensation	126	61
Non-GAAP gross profit	$6,748	$5,088

Non-GAAP gross margin:
Non-GAAP gross profit	$6,748	$5,088
GAAP revenue	16,834	12,834
Non-GAAP gross margin	40.1%	39.6%

GAAP sales and marketing expense	$5,509	$3,060
Stock-based compensation	(167)	(39)
Non-GAAP sales and marketing expense	$5,342	$3,021

GAAP research and development expense	$2,736	$1,866
Stock-based compensation	(107)	(59)
Non-GAAP research and development expense	$2,629	$1,807

GAAP general and administrative expense	$3,718	$2,335
Stock-based compensation	(518)	(175)
Non-GAAP general and administrative expense	$3,200	$2,160

GAAP operating loss	$(5,341)	$(2,234)
Stock-based compensation	918	334
Non-GAAP operating loss	$(4,423)	$(1,900)

GAAP net loss	$(5,566)	$(2,489)
Stock-based compensation	918	334
Non-GAAP net loss	$(4,648)	$(2,155)

Non-GAAP net loss per share, basic and diluted
Numerator:
Non-GAAP net loss	$(4,648)	$(2,155)
Denominator:
Weighted average common shares outstanding, basic and diluted	14,107	11,429
Non-GAAP net loss per share, basic and diluted	$(0.33)	$(0.19)

Pro forma non-GAAP net loss per share, basic and diluted
Numerator:
Non-GAAP net loss	$(4,648)	$(2,155)
Denominator:
Weighted average common shares outstanding, basic and diluted	14,107	11,429
Plus: assumed conversion of preferred stock to common stock (1)	12,526	11,875
Denominator for pro forma net loss per share, basic and diluted	26,633	23,304
Pro forma non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.09)

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(5,566)	$(2,489)
Interest (income) expense, net	207	51
Depreciation and amortization	999	638
Stock-based compensation	918	334
Provision for income taxes	18	5
Loss from discontinued operations	—	199
Adjusted EBITDA	$(3,424)	$(1,262)

____________________________________________________________
(1) Assumes conversion of all outstanding shares of preferred stock, on an as-if-converted basis, at the later of January 1 of each year or the date of issuance of the preferred stock.

Contacts
Media Contact:
Red Fan Communications
Kathleen Lucente, 512-551-9253
Cell: 512-217-6352
kathleen@redfancommunications.com
or
Investor Contact:
Q2 Holdings, Inc.
Bob Gujavarty, 512-439-3447
bobby.gujavarty@q2ebanking.com